UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

ANAVEX LIFE SCIENCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-37606	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

630 5th Avenue, 20th Floor, New York, NY USA 10111
(Address of principal executive offices) (Zip Code)

1-844-689-3939

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AVXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 10, 2025, Anavex Life Sciences Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders approved an amendment (the “Amendment”) to the Company’s 2022 Omnibus Incentive Plan (the “Plan”) to (i) increase the number of shares authorized for issuance thereunder by 4,000,000 shares (ii) establish a minimum vesting period of one year for all awards granted under the Plan, with exceptions permitted only with respect to (a) substituted awards, (b) shares delivered in lieu of fully-vested cash awards, (c) acceleration of vesting in the event of a change in control or death or disability of the participant and (d) with respect to any other awards covering 5% or fewer of the total number of shares authorized under the Plan; and (iii) prohibit liberal share recycling by prohibiting (a) the re-use of shares withheld or delivered to satisfy the exercise price of a stock option or stock appreciation right or other applicable purchase price of an award or to satisfy tax withholding requirements and (b) “net share counting” upon the exercise of stock options or stock appreciation rights. The Board of Directors of the Company previously approved the Amendment to Equity Incentive Plan on April 17, 2025, subject to stockholder approval.

A summary description of the terms of the Amendment is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2025 (the “Proxy Statement”) under the section of the Proxy Statement entitled “Proposal 3 – Approval of Amendment to Anavex Life Sciences Corp. 2022 Omnibus Incentive Plan,” which is qualified by the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting on June 10, 2025, a total of 51,872,393 shares of the Company’s Common Stock were present or represented by proxy, representing approximately 60.8% of the outstanding Common Stock as of April 21, 2025, the record date for the Annual Meeting.

At the Annual Meeting, three (3) proposals were submitted for a vote of the Company’s stockholders and the related results are as follows:

Proposal No. 1: The election of Christopher Missling, PhD, Jiong Ma, PhD, Claus van der Velden, PhD, Athanasios Skarpelos, Steffen Thomas, PhD and Peter Donhauser, D.O. for terms until the next succeeding annual meeting of stockholders or until such directors’ successor shall have been duly elected and qualified. The stockholders holding a majority of the Common Stock having voting power present in person or represented by proxy elected the six (6) directors by the following votes:

Name	For	Against	Abstain	Broker Non-Votes
Christopher Missling, PhD	20,820,793	1,507,135	162,073	29,382,392
Jiong Ma, PhD	21,522,986	814,833	152,182	29,382,392
Claus van der Velden, PhD	19,544,463	2,573,335	372,201	29,382,394
Athanasios Skarpelos	21,354,077	997,680	138,244	29,382,392
Steffen Thomas, PhD	20,655,433	1,520,593	313,973	29,382,394
Peter Donhauser, D.O.	20,707,130	1,450,145	332,724	29,382,294

Proposal No. 2: The stockholders holding a majority of the Common Stock having voting power present in person or represented by proxy ratified Grant Thornton LLP as the Company’s independent registered accounting firm by the following votes:

For	Against	Abstain
49,615,076	1,851,116	406,201

Proposal No. 3: The approval of an amendment to the Company’s 2022 Omnibus Incentive Plan. The stockholders approved the proposal by the following votes:

For	Against	Abstain	Broker Non-Votes
16,718,137	4,971,378	800,482	29,382,396

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	Amendment No. 1 to Anavex Life Sciences Corp. 2022 Omnibus Incentive Plan, as approved by the Company’s stockholders on June 10, 2025	Filed Herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Christopher Missling
Name: Christopher Missling, PhD
Title: Chief Executive Officer

Date: June 13, 2025